UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 25, 2012
________________________

RESPONSE BIOMEDICAL CORP.
(Exact name of registrant as specified in its charter)

Vancouver, British Columbia, Canada	000-50571	98 -1042523
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1781 - 75th Avenue W.
Vancouver, British Columbia, Canada V6P 6P2
(Address of principal executive offices, including zip code)

(604) 456-6010
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2012, the board of directors, or the Board, of Response Biomedical Corp., or the Company, appointed Jonathan Wang, Ph.D. to the Board.

Dr. Wang was not appointed to any committees of the Board.

The Company is not aware of any relationships or transactions  in which Dr. Wang has or will have an interest, or was or is a party, requiring disclosure pursuant to Item 404(a) of Regulation S-K.

As a member of the Board, Dr. Wang will be eligible to receive non-employee director compensation consistent with that provided to other non-employee directors.  The Board has not made any determination as to initial equity grants, if any, to Dr. Wang.

Item 9.01.  Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

99.1	Press release of Response Biomedical Corp. dated July 30, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESPONSE BIOMEDICAL CORP.

By:	/s/ Richard A. Canote
Richard A. Canote Chief Financial Officer

Date:  July 30, 2012

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Response Biomedical Corp. dated July 30, 2012